Exhibit 10.22

FIFTH AMENDMENT TO LEASE

(Extension of Term)

THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is dated as of the 24th day of September 2014, between NIMBUS CENTER LLC, a Delaware limited liability company (“Landlord”), and CASCADE MICROTECH, INC., an Oregon corporation (“Tenant”).

RECITALS

A. Landlord (as successor-in-interest to OR-Nimbus Corporate Center, L.L.C.) and Tenant are parties to a lease dated as of April 2, 1999 (the “Original Lease”), as amended by First Amendment dated as of January 10, 2007 (the “First Amendment”), Second Amendment dated as of February 25, 2013 (the “Second Amendment”), Third Amendment dated as of January 23, 2014 (the “Third Amendment”), and Fourth Amendment dated as of March 31, 2014 (the “Fourth Amendment”, and together with the Original Lease, First Amendment, Second Amendment, and Third Amendment, collectively referred to herein as the “Lease”), pursuant to which Tenant leases from Landlord certain premises (the “Existing Premises”) consisting of the entire building (the “Building 6 Premises”) located at 9100 SW Gemini Drive, Beaverton, Oregon commonly known as Nimbus Building 6 (“Building 6”), portions of the building (the “Suite 9500 Premises” and the “Suite 100A Premises”) located at 9500 SW Gemini Drive, Beaverton, Oregon commonly known as Nimbus Building 3 (“Building 3”), and portions of the building (the “Suite 9203B Premises”, the “Suites 9225 and 9215 Premises” and the “Suite 9205 Premises”) located at 9203-9215 SW Nimbus Avenue, Beaverton, Oregon commonly known as Nimbus Building 9 (“Building 9”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

B. The Term is currently scheduled to expire on December 31, 2019.

C. Landlord and Tenant presently desire to amend the Lease to (i) extend the Term with respect to the Suite 100A Premises and the Suite 9500 Premises for an additional period of three (3) months; (ii) modify the Base Rent payment dates for the Suite 9500 Premises and Suite 100A Premises, and (iii) provide for certain other Lease modifications, all as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Extension of Term. The Term with respect to the Suite 100A Premises and the Suite 9500 Premises only (and not with respect to any other portion of the Existing Premises) is hereby extended for a period of three (3) months, commencing as of January 1, 2020 and ending March 31, 2020 (the “New Termination Date”). The existing Termination Date of December 31, 2019 shall remain in effect for all other portions of the Existing Premises except the Suite 100A Premises and the Suite 9500 Premises. Except as set forth in Paragraph 4 below, Tenant shall not have any option or right to extend the Term with respect to the Suite 100A Premises or the Suite 9500 Premises beyond the New Termination Date.

2. Suite 100A Premises.

a. The parties agree that Landlord has delivered the Suite 100A Premises (defined in the Fourth Amendment as the “Additional Premises”) to Tenant in the condition required in the Work Letter attached as Exhibit B to the Fourth Amendment and except for disbursement of the Additional Premises Allowance (defined in Exhibit B to the Fourth Amendment) in accordance with the terms and conditions set forth in Exhibit B to the Fourth Amendment to Lease, Landlord has no further obligation to make or pay for any alterations, additions, improvement or renovations to the Suite 100A Premises to prepare the same for Tenant’s occupancy. Tenant hereby accepts the Suite 100A Premises in its as-is condition as of the date of this Amendment. Accordingly, Paragraph 1 of the Fourth Amendment is hereby revised so that the “Additional Premises Commencement Date” means July 1, 2014.

b. Paragraph 2 of the Fourth Amendment shall be deleted in its entirety and replaced with the following:

“2. Base Rent; Additional Premises. Commencing as of October 1, 2014 (the “Additional Premises Rent Commencement Date”), Tenant shall pay Base Rent for the Additional Premises pursuant to the Lease in the following amounts:

Period	Annual Rate Per Square Foot	Monthly Base Rent
The Additional Premises Rent Commencement Date- 06/30/15	$13.00	$5,546.67
07/01/15 – 06/30/16	$13.39	$5,713.07
07/01/16 – 06/30/17	$13.79	$5,883.73
07/01/17 – 06/30/18	$14.20	$6,058.67

07/01/18- 06/30/19	$14.63	$6,242.13

07/01/19-3/31/20	$15.07	$6,429.87

The foregoing Base Rent for the Additional Premises shall be in addition to the Base Rent payable by Tenant for the Existing Premises pursuant to the Lease.”

3. Suite 9500 Premises

a. The parties agree that the Suite 9500 Must Take Space Commencement Date has occurred and is July 1, 2014. Except for disbursement of the Suite 9500 Allowance (defined in Exhibit H to the Second Amendment to Lease) in accordance with the terms and conditions set forth in Exhibit H to the Second Amendment to Lease, Landlord has no further obligation to make or pay for any alterations, additions, improvements or renovations to the Suite 9500 Premises, and Tenant hereby accepts the Suite 9500 Premises in its as-is condition as of the date of this Amendment.

b. Paragraph 6.c. of the Second Amendment (as amended by Paragraph 7 of the Third Amendment) shall be deleted in its entirety and replaced with the following:

“c. Base Rent; Operating Expenses. Tenant’s obligation to pay Base Rent and Tenant’s Proportionate Share of Operating Expenses for the Suite 9500 Must Take Space pursuant to the Lease shall commence as of October 1, 2014 (the “Suite 9500 Must Take Space Rent Commencement Date”). From and after the Suite 9500 Must Take Space Rent Commencement Date, and for the balance of the Term, Tenant shall pay Base Rent for the Suite 9500 Must Take Space pursuant to the Lease in the following amounts:

Period	Annual Rate Per SF	Monthly Base Rent
Suite 9500 Must Take Space Rent Commencement Date - 6/30/15	$13.00	$13,187.42
7/01/15 - 6/30/16	$13.39	$13,583.04
7/01/16 - 6/30/17	$13.79	$13,988.81
7/01/17 - 6/30/18	$14.20	$14,404.72
7/01/18 - 6/30/19	$14.63	$14,840.92
7/01/19 - 3/31/20	$15.07	$15,278.26	”

4. Renewal Option. The Renewal Option set forth in Paragraph 6 of the First Amendment, as amended by Paragraph 9 of the Second Amendment shall continue to apply on the terms and conditions set forth therein with respect to the Suite 100A Premises and Suite 9500 Premises, except that (i) Tenant shall be entitled to two (2) consecutive options of four (4) years and nine (9) months with respect to the first Renewal Term and five (5) years with respect to the second Renewal Term to renew the Term with respect to the Suite 100A Premises and Suite 9500 Premises (each a “Renewal Term”), (ii) the Initial Renewal Notice with respect to the first Renewal Term must be delivered, if at all, no later than March 31, 2019 and no earlier than December 31, 2018, (iii) the Initial Renewal Notice with respect to the second Renewal Term must be delivered, if at all, no later than December 31, 2023 and no earlier than October 1, 2023, (iv) the first Renewal Term shall be one (1) additional period of four (4) years and nine (9) months commencing on April 1, 2020 and ending on December 31, 2024, (v) the second Renewal Term shall be one (1) additional period of five (5) years commencing on January 1, 2025 and ending on December 31, 2029.

5. Real Estate Brokers. Tenant represents and warrants that it has negotiated this Amendment directly with Shorenstein Realty Services, L.P., on behalf of Landlord, and Cresa Portland, LLC, on behalf of Tenant (collectively, the “Brokers”), and Tenant has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims by any real estate broker or salesman other than the Brokers for a commission, finder’s fee or other compensation as a result of Tenant’s entering into this Amendment.

6. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to amend the Lease or a reservation of or option to amend the Lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.

7. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Amendment on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Building is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant’s obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

8. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

LANDLORD:		TENANT:

NIMBUS CENTER LLC,		CASCADE MICROTECH, INC.,
a Delaware limited liability company		an Oregon corporation

By:	/s/ Gregg Meyer	By:	/s/ Jeff A. Killian
Name:	Gregg Meyer	Name:	Jeff A. Killian
Title:	Vice President	Title:	CFO